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                                                                    Exhibit 99.1


                 [LETTERHEAD OF WPI GROUP, INC. APPEARS HERE]

     News Release
     For Immediate Release

     Contact:
     Michael Foster, Chairman & CEO
     Dennis Deegan, President & COO

     WPI Group, Inc. Acquires ANG Instruments Group, Inc.

     Manchester, NH, August 3, 1998: WPI Group, Inc. (WPIC: NASDAQ) announced today the acquisition of ANG Instruments Group, Inc., a manufacturer of avionics components and subsystems, inertial sensors and panel meters. ANG Instruments, based in Manchester, NH, with manufacturing facilities in Christ Church, Barbados, was acquired from the privately held Allard Nazarian Group, Inc. for approximately $22.0 million in cash. Financing for the acquisition was provided by Fleet Bank. The transactions are expected to close this afternoon. Management expects ANG to be accretive to WPI's earnings per share in the 1999 Fiscal Year beginning in October of 1998.

     ANG Instruments, with annual sales of approximately $20.0 million, is a market leader in each of its major product lines. Its products are used in the aerospace, electronic instrumentation, telecommunications, consumer electronics and a wide variety of other industries. Major customers include Rockwell International, Lucent Technologies and Newark Electronics.

     Commenting on the acquisition, Michael Foster, WPI's Chairman and CEO said:
     "We welcome ANG Instruments and its employees to the WPI Group family of companies. This acquisition moves WPI into the electronic instrument and sensor markets for the first time. These products present us with new opportunities in the aerospace and instrumentation industries where WPI presently has a minor participation. We intend to support ANG's growth with our financial and technical resources and to look for opportunities to sell existing WPI products into these new markets. In particular, WPI can provide access to European markets where ANG does not presently compete. ANG, under the leadership of John Allard and Carlo
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     Carluccio, has demonstrated an ability to deliver rapid profitable growth through a combination of internal product development and acquisitions."

     John Allard, Chairman of ANG Instruments said: "The combination of ANG with WPI will make available the financial, technical and managerial resources that ANG will need to accomplish our growth plans. As a neighboring company in Manchester, NH, we are very familiar with how WPI has grown its operations and we look forward to contributing to its future growth." Allard, 33 years old, joins WPI as a member of the Board of Directors and as Senior Vice President of Business Development. Under his leadership, ANG Instruments' revenues tripled over the course of four years to the current $20 million mark. Carluccio, formerly General Manager of ANG Instruments, now becomes President. ANG Instruments will be renamed WPI Instruments, Inc., and become part of the WPI Industrial Technology Group -- formerly known as the WPI Power Solutions Group.

     WPI Group, Inc. (WPIC: NASDAQ) manufactures and markets high value-added products used in mission critical systems through two operating groups:
     Information Solutions and Industrial Technology. Information Solutions offers the world's broadest range of rugged, handheld terminals, PCs and notebook computers designed for use in harsh environments across a wide array of industries and it supplies applications software in selected vertical markets. The Industrial Technology Group manufactures avionics components and subsystems, inertial sensors, panel meters, industrial power conversion systems, electronic ballasts and precision solenoids for a variety of industrial and consumer products.

     THE STATEMENTS CONTAINED IN THIS RELEASE CONCERNING THE COMPANY'S GOALS, STRATEGIES AND EXPECTATIONS FOR BUSINESS AND FINANCIAL RESULTS ARE "FORWARD-LOOKING STATEMENTS" BASED ON CURRENT EXPECTATIONS. NO ASSURANCES CAN BE GIVEN THAT THE RESULTS IN ANY FORWARD-LOOKING STATEMENTS WILL BE ACHIEVED AND ACTUAL RESULTS COULD DIFFER MATERIALLY. PLEASE REVIEW THE REPORTS THAT THE COMPANY FILES WITH THE SECURITIES AND EXCHANGE COMMISSION FOR INFORMATION CONCERNING FACTORS WHICH COULD AFFECT THE COMPANY'S BUSINESS.

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